Exhibit 3.1

State of Delaware Secretary of State Division of Corporations
Delivered 04:49 PM 08/21/2014 FILED 03:56 PM 08/21/2014
SRV 141097276 - 5590596 FILE

CERTIFICATE OF INCORPORATION
OF

WBK 1 Inc.

FIRST: The name of the corporation is: WBK 1 Inc.

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 10,000,000 shares having a par value of $ 0.0001 per share.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway. Lewes, DE 19958.

TENTH· To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 21st day of August, 2014.

Signed and Attested to by:

STATEMENT OF INCORPORATOR
*************************
STATEMENT OF ORGANIZATION OF THE INCORPORATOR OF

WBK 1 Inc.

We, Harvard Business Services, Inc., the incorporator of WBK 1 Inc. -- a Delaware Corporation -- hereby certifies pursuant to Section 108 of the General Corporation Law of Delaware and to the best of my knowledge that:

1. The certificate of incorporation of WBK 1 Inc. was filed with the Secretary of State of Delaware on August 21, 2014.

2. On August 21, 2014 the following persons were named as the initial Directors of the Corporation until their successors are elected and qualify:

Kent Wilson

3. The bylaws of the corporation have been approved.

4. The powers of this incorporator are hereby terminated, and said incorporator shall no longer be considered a part of the body corporate of the above named corporation.

In witness whereof, the undersigned has executed this instrument as of the date when these actions were so taken this 21st day of August, 2014.

HARVARD BUSINESS SERVICES, INC., Incorporator

*** This document is not part of the public record. Keep it in a safe place. ***

This is the initial form of the company by-laws as of the incorporation formation date as listed in the company's Certificate of Incorporation.

RESOLVED, that the by-laws be, and the same hereby are, adopted as and for the by-laws of the Corporation, and that a copy thereof be placed in the Minute Book of the Corporation, directly following the Certificate of Incorporation.

RESOLVED, that the following persons be, and they hereby are, elected as Directors of the Corporation, to serve until the first annual meeting of stockholders, and until their successors are elected and qualify:

Kent Wilson

Dated: August 21, 2014